                                                               EXHIBIT 11.1

                             INDIVIDUAL, INC.

                  COMPUTATION OF WEIGHTED AVERAGE SHARES

                 USED IN COMPUTING LOSS PER SHARE AMOUNTS

                                             FULLY
                                PRIMARY     DILUTED     PRO FORMA  SUPPLEMENTAL
TYPE OF SECURITY                 SHARES      SHARES      SHARES       SHARES
- ----------------               ----------  ----------  ----------- ------------
                                                       (UNAUDITED) (UNAUDITED)
For the year ended December
 31, 1993:
  Common stock less shares
   held in treasury, beginning
   of period..................  1,662,725   1,662,725
  Cheap stock outstanding
   during the period..........    315,864     315,864
                               ----------  ----------
    Weighted average shares of
     common stock outstanding.  1,978,589   1,978,589
                               ==========  ==========
    Net loss per common share. $    (2.28) $    (2.28)
                               ==========  ==========
For the year ended December
 31, 1994:
  Common stock less shares
   held in treasury, beginning
   of period..................  1,662,725   1,662,725
  Cheap stock outstanding
   during the period..........    315,864     315,864
  Weighted average common
   stock issued during the
   period.....................      2,712       2,712
                               ----------  ----------
    Weighted average shares of
     common stock outstanding.  1,981,301   1,981,301
                               ==========  ==========
    Net loss per common share. $    (2.90) $    (2.90)
                               ==========  ==========
For the three months ended
 June 30, 1995:
  Common stock less shares
   held in treasury, beginning
   of period..................  1,667,127   1,667,127               1,667,127
  Cheap stock outstanding
   during the period..........    346,210     346,210                 346,210
  Weighted average common
   stock issued during the
   period.....................        713         713                     713
  Conversion of preferred
   stock and redeemable
   preferred stock into common
   stock......................        --          --                7,625,210
                               ----------  ----------               ---------
    Weighted average shares of
     common stock outstanding.  2,014,050   2,014,050               9,639,260
                               ==========  ==========               =========
    Net loss per common share. $    (0.90) $    (0.90)              $   (0.15)
                               ==========  ==========               =========
For the six months ended June
 30, 1995:
  Common stock less shares
   held in treasury, beginning
   of period..................  1,666,002   1,666,002               1,666,002
  Cheap stock outstanding
   during the period..........    346,210     346,210                 346,210
  Weighted average common
   stock issued during the
   period.....................      1,345       1,345                   1,345
  Conversion of preferred
   stock and redeemable
   preferred stock into common
   stock......................        --          --                7,625,210
                               ----------  ----------               ---------
    Weighted average shares of
     common stock outstanding.  2,013,557   2,013,557               9,638,767
                               ==========  ==========               =========
    Net loss per common share. $    (1.88) $    (1.88)              $   (0.32)
                               ==========  ==========               =========

                                               FULLY
                                  PRIMARY     DILUTED     PRO FORMA  SUPPLEMENTAL
TYPE OF SECURITY                   SHARES      SHARES      SHARES       SHARES
- ----------------                 ----------  ----------  ----------- ------------
                                                         (UNAUDITED) (UNAUDITED)
For the year ended December 31,
 1995:
  Common stock less shares held
   in treasury, beginning of
   period......................   1,666,002   1,666,002   1,666,002
  Cheap stock outstanding
   during the period...........     315,821     315,821     315,821
  Weighted average common stock
   issued during the period....      12,341      12,341      12,341
  Conversion of preferred stock
   and redeemable preferred
   stock into common stock.....         --          --    7,625,210
                                 ----------  ----------   ---------
    Weighted average shares of
     common stock outstanding..   1,994,164   1,994,164   9,619,374
                                 ==========  ==========   =========
    Net loss per common share..  $    (4.05) $    (4.05)  $   (0.67)
                                 ==========  ==========   =========
For the three months ended June
 30, 1996:
  Common stock less shares held
   in treasury, beginning of
   period......................  11,958,410  11,958,410               11,958,410
  Weighted average common stock
   issued during the period....     466,468     466,468                  466,468
  Weighted average treasury
   stock repurchased during the
   period......................        (404)       (404)                    (404)
                                 ----------  ----------               ----------
    Weighted average shares of
     common stock outstanding..  12,424,474  12,424,474               12,424,474
                                 ==========  ==========               ==========
    Net loss per common share..  $    (3.09) $    (3.09)              $    (3.09)
                                 ==========  ==========               ==========
For the six months ended June
 30, 1996:
  Common stock less shares held
   in treasury, beginning of
   period......................   1,713,096   1,713,096                1,713,096
  Weighted Average Common stock
   issued during the period....   1,796,992   1,796,992                1,796,992
  Weighted average treasury
   stock repurchased during the
   period......................        (801)       (801)                    (801)
  Weighted average conversion
   of preferred stock and
   redeemable preferred stock
   into common stock...........   4,273,470   4,273,470                7,625,210
                                 ==========  ==========               ==========
    Weighted average shares of
     common stock outstanding...  7,782,757   7,782,757               11,134,497
                                 ==========  ==========               ==========
    Net loss per common share... $    (5.31) $    (5.31)              $    (3.67)
                                 ==========  ==========               ==========

- --------

(1) All common share amounts have been restated to reflect a 3-for-2 stock split.

(2) Upon completion of the initial public offering on March 20, 1996, the redeemable preferred stock and preferred stock converted to 7,625,210 shares of common stock. Accordingly, the pro forma and supplemental earnings per share calculations have assumed the conversion of all shares of Preferred Stock, effected for the 3-for-2 split, at the beginning of each period presented.

(3) In accordance with the Securities and Exchange Commission, issuances of common stock and common stock equivalents, within one year prior to the initial filing of the registration statement, at share prices below the assumed initial public offering price of $13.00 per share (cheap stock), are considered to have been made in anticipation of the contemplated public offering. Accordingly, these stock issuances are treated as if issued and outstanding, using the treasury stock method, since the inception of the Company. For the years ended 1993, 1994 and 1995, cheap stock has been calculated using the treasury stock method, using the assumed public offering price of $13.00. For the three months and six months ended June 30, 1995, cheap stock has been calculated using the treasury stock method, using the actual initial public offering price of $14.00.

(4) Due to losses incurred during the periods presented, the inclusion of common stock equivalents (other than common stock equivalents considered to be cheap stock) would be anti-dilutive and therefore are not included in the loss per share calculation.